EXHIBIT 9.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of January 23, 2007, by and between SMARTIRE SYSTEMS, INC., a British Columbia corporation with its principal place of business located at Suite #150 - 13151 Vanier Place, Richmond, BC V6V 2J1, British Columbia, Canada (the “Debtor”) in favor of the parties listed on Schedule I attached hereto (each a “Secured Party” and, collectively, the “Secured Parties”).

WHEREAS, the Debtor has issued to the Secured Parties the convertible debentures listed on Schedule I attached hereto (collectively, the “Convertible Debentures”), which are convertible into shares (the “Conversion Shares”) of the Debtor’s common stock, no par value, in the respective original principal amounts set forth opposite each Secured Party’s name on Schedule II;

WHEREAS, to induce certain of the Secured Parties to extend additional loans to the Debtor pursuant to the transactions contemplated by a securities purchase agreement (the “Securities Purchase Agreement”) of even date herewith between the Debtor and one or more of the Secured Parties, and to induce the Secured Parties to give written consent to the transactions contemplated by the Securities Purchase Agreement, the Debtor hereby grants to the Secured Parties a security interest in and to the Pledged Property (as defined below) to secure all of the Obligations (as defined below).

NOW THEREFORE THIS SECURITY AGREEMENT WITNESSES THAT in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

1.1	Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

1.2	Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Parties any right, remedy or claim under or by reason hereof.

ARTICLE 2

SECURITY INTEREST

2.1
For consideration and as general and continuing security for the payment and performance of the Obligations (as hereinafter defined), the Debtor hereby mortgages, charges, assigns and transfers to the Secured Parties and grants to the Secured Parties a security interest in all of the property of the Debtor described on Exhibit "A" hereto, including all after acquired property of a like or similar nature and, except as specified on Exhibit “A”, all proceeds thereof and therefrom (all of which is hereinafter collectively called the "Pledged Property").

2.2
The Debtor acknowledges that the security interests hereby created attach upon the execution of this Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Debtor has, or in the case of after acquired property will have, rights in the Pledged Property.

ARTICLE 3

Obligations Secured.

3.1
The security interest created hereby in the Pledged Property constitutes continuing collateral security for all of the obligations of the Debtor now existing or hereinafter incurred to the Secured Parties, whether oral or written and whether arising before, on or after the date hereof including, without limitation following obligations (collectively, the “Obligations”):

(a)
for so long as the Convertible Debentures are outstanding, the payment by the Debtor, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time-to-time owing by it in respect of the Convertible Debentures;

(b)
for so long as the Convertible Debentures are outstanding, the due performance and observance by the Debtor of all of its other obligations from time-to-time existing with respect to any conversion or redemption rights of the Secured Parties under the Convertible Debentures; and

(c)	the payment by the Debtor of any obligations as and when due and payable of all indebtedness to the Secured Parties hereinafter incurred.

ARTICLE 4

PLEDGED PROPERTY; EVENT OF DEFAULT

4.1	Pledged Property.

(a)
Simultaneously with the execution and delivery of this Agreement, the Debtor shall make, execute, acknowledge, file, record and deliver to the Secured Parties any documents reasonably requested by the Secured Parties, acting reasonably, to perfect their respective security interests in the Pledged Property in the Personal Property Registry maintained under the Personal Property Security Act (British Columbia) (the “PPSA(BC)”). Simultaneously with the execution and delivery of this Agreement, the Debtor shall make, execute, acknowledge and deliver to the Secured Parties such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Parties’ reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Parties in the Pledged Property, and each Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

4.2	Rights; Interests; Etc.

(a)	So long as no Event of Default [as hereinafter defined in section 4.2(c)] shall have occurred and be continuing:

(i)	the Debtor shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

(ii)	the Debtor shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.

(b)	Upon the occurrence and during the continuance of an Event of Default:

(i)
All rights of the Debtor to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 4.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 4.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Parties who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Property such payments; provided, however, that if the Secured Parties shall become entitled and shall elect to exercise their respective rights to realize on the Pledged Property pursuant to Article 7 hereof, then all cash sums received by the Secured Parties, or held by the Debtor for the benefit of the Secured Parties and paid over pursuant to Section 4.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

(ii)
All interest, dividends, income and other payments and distributions which are received by the Debtor contrary to the provisions of Section 4.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Debtor and shall be forthwith paid over to the Secured Parties; or

(iii)
The Secured Parties in their sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debentures as described herein.

(c)
Event of Default: An “Event of Default” shall be deemed to have occurred under this Agreement upon (i) an Event of Default occurring under the Convertible Debentures, (ii) failure by the Debtor to observe or perform any covenant, agreement, or warranty contained this Agreement, or (iii) a failure of the security interest created hereunder to constitute a valid security interest in any of the Pledged Property that is located in the Province of British Columbia.

ARTICLE 5

ATTORNEY-IN-FACT; PERFORMANCE

5.1	Secured Parties Appointed Attorney-In-Fact.

Upon the occurrence and during the continuance of an Event of Default: (a) the Debtor hereby appoints the Secured Parties as its attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Secured Parties’ discretion to take any action and to execute any instrument which the Secured Parties may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Debtor representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same; (b) the Secured Parties may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Parties may determine, and (c) to facilitate collection, the Secured Parties may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Parties.

5.2	Secured Parties May Perform.

If the Debtor fails to perform any agreement contained herein, the Secured Parties, at each of their respective option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Parties incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Debtor under section 10.3 herein.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1	Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

6.2	Ownership of Pledged Property.

The Debtor represents and warrants that it is the legal and beneficial owner of all Pledged Property located in British Columbia and, to its knowledge, all Pledged Property located outside of British Columbia, free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the security interest created by this Agreement and other Permitted Liens. For purposes of this Agreement, “Permitted Liens” means:

(a)	the security interest created by this Agreement,

(b)	existing Liens disclosed by the Debtor to the Secured Parties on Schedule II attached hereto;

(c)
inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(d)
Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings;

(e)
Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease and which Liens are limited to the equipment or property acquired or leased as a result of such financing;

(f)
easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Debtor and not materially detracting from the value of the property subject thereto;

(g)	Liens arising out of the existence of judgments or awards which judgments or awards do not individually or in the aggregate, constitute an Event of Default;

(h)
Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(i)
Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution;

(j)
usual and customary set-off rights in leases and other contracts; escrows in connection with acquisitions and dispositions(provided, however, the Secured Parties shall have a security interest in the proceeds or property that are ultimately released from escrow), and

(k)
any security interest granted to an independent third party (the “Factor”) from time to time over the Debtor’s accounts receivables and any proceeds thereto, existing now and in the future, as part of a bona fide factoring arrangement or agreement entered into by the Debtor and a Factor in the ordinary course of the Debtor’s business; provided, however, the Secured Parties shall have a security interest in the cash received from the Factor for such factored accounts receivable.

ARTICLE 7

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

7.1	Method of Realizing Upon the Pledged Property: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a)	The Secured Parties may:

(i)
exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Pledged Property) but only to the extent permitted under applicable British Columbia law;

(ii)
take absolute control of the Pledged Property, including, without limitation, transfer into the Secured Parties' respective names or into the name of their respective nominee or nominees (to the extent the Secured Parties have not theretofore done so) and thereafter receive, for the benefit of the Secured Parties, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

(iii)
require the Debtor to assemble all or part of the Pledged Property as directed by the Secured Parties and make it available to the Secured Parties at a place or places to be designated by the Secured Parties that is reasonably convenient to both parties, and the Secured Parties may enter into and occupy any premises owned or leased by the Debtor where the Pledged Property or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Parties' rights and remedies hereunder or under law, without obligation to the Debtor in respect of such occupation, and

(iv)	without notice except as specified below and without any obligation to prepare or process the Pledged Property for sale,

A.
sell the Pledged Property or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Parties may deem commercially reasonable; and/or

B.	lease, license or dispose of the Pledged Property or any part thereof upon such terms as the Secured Parties may deem commercially reasonable; and

the Debtor agrees that, to the extent notice of sale or any other disposition of the Pledged Property shall be required by law, at least ten (10) days notice to the Debtor of the time and place of any public sale or the time after which any private sale or other disposition of the Pledged Property is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale or other disposition of any Pledged Property regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Debtor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Pledged Property may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Parties accepts the first offer received and does not offer such Pledged Property to more than one offeree, and waives all rights that the Debtor may have to require that all or any part of such Pledged Property be marshaled upon any sale (public or private) thereof. The Debtor hereby acknowledges that (i) any such sale of the Pledged Property by the Secured Parties may be made without warranty, (ii) the Secured Parties may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in items (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Pledged Property.

(b)
Any cash held by the Secured Parties as Pledged Property and all cash proceeds received by the Secured Parties in respect of any sale of or collection from, or other realization upon, all or any part of the Pledged Property shall be applied (after payment of any amounts payable to the Secured Parties pursuant to Section 10.3 hereof) by the Secured Parties against, all or any part of the Obligations in such order as the Secured Parties shall elect, consistent with the provisions of this Agreement, the Securities Purchase Agreement and the Debentures. Any surplus of such cash or cash proceeds held by the Secured Parties and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. The Secured Parties agree that any proceeds that are applied against any of the Obligations be allocated pro rata amongst the Secured Parties based on the amount of their respective amounts due and owing under the Debentures.

(c)
In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor shall be liable for the deficiency, together with interest thereon at the rate specified in the Convertible Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Parties to collect such deficiency.

(d)
The Debtor hereby acknowledges that if the Secured Parties comply with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.

(e)
The Secured Parties shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Pledged Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Parties' rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Debtor lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Parties' rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

7.2	Duties Regarding Pledged Property.

The Secured Parties shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Parties’ possession.

ARTICLE 8

AFFIRMATIVE COVENANTS

8.1
The Debtor covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Parties shall consent otherwise in writing (as provided in Section 10.4 hereof):

(a)
The Debtor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Debtor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and

(b)
the Debtor shall not do, or cause to be done, any act impairing the Debtor’s corporate power or authority (i) to carry on the Debtor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any financing statements required by the Secured Parties for perfecting their respective security interest pursuant to the PPSA(BC) (which other loan instruments collectively shall be referred to as the “Loan Instruments”) to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Parties in their reasonable discretion, whether individually or in the aggregate, upon (a) the Debtor’s assets, business, operations, properties or condition, financial or otherwise; (b) the Debtor’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

8.2	Financial Statements and Reports.

The Debtor shall furnish to the Secured Parties within a reasonable time such financial data as the Secured Parties may reasonably request, provided that nothing herein shall require the Debtor to supply to the Secured Parties and information which may be material non public information without the Secured Parties first agreeing to maintain such information in confidence.

8.3	Accounts and Reports.

The Debtor shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied (“GAAP”) and provide, at its sole expense, to the Secured Parties the following:

(a)
as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Debtor in excess of $500,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $500,000; and

(b)
within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Debtor, or submitted to or filed by the Debtor with any governmental authority involving or affecting (i) the Debtor that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Property; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments (except, in each case, to the extent any such submission, filing, report, financial statement, notice or other document is posted on EDGAR Online).

8.4	Maintenance of Books and Records; Inspection.

The Debtor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Parties, their officers and employees and any professionals designated by the Secured Parties in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any fiscal year).

8.5	Maintenance and Insurance.

(a)
The Debtor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b)
The Debtor shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Debtor deems reasonably necessary to the Debtor’s business, (i) adequate to insure all assets and properties of the Debtor of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Debtor; (iii) as may be required by the Convertible Debentures and/or applicable law and (iv) as may be reasonably requested by Secured Parties, all with financially sound and reputable insurers.

8.6	Contracts and Other Collateral.

The Debtor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Debtor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

8.7	Defense of Collateral, Etc.

The Debtor shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

8.8	Taxes and Assessments.

The Debtor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Debtor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Debtor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing items (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

8.9	Compliance with Law and Other Agreements.

The Debtor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Debtor is a party or by which the Debtor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

8.10	Notice of Default.

The Debtor shall give written notice to the Secured Parties of the occurrence of any Event of Default.

8.11	Notice of Litigation.

The Debtor shall give notice, in writing, to the Secured Parties of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against the Debtor, or affecting any of the assets of the Debtor, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Debtor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Debtor.

8.12 Subsidiaries.

The Debtor shall not convey or grant any Pledged Property to any subsidiary of the Company unless simultaneously with such conveyance or grant the Company shall cause such subsidiary to grant to the Secured Parties a security interest of the same tenor as created under this Agreement.

8.13 Subordination.

Upon reasonable request of the Debtor, the Secured Parties shall subordinate their security interest created hereunder solely with respect to the Debtor’s accounts receivables and the proceeds realized therefrom to a Factor in connection with financing provided to the Debtor by the Factor on commercially reasonable terms.

ARTICLE 9

NEGATIVE COVENANTS

9.1
The Debtor covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Debtor shall not, unless the Secured Parties shall consent otherwise in writing:

(a)	directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Pledged Property other than Permitted Liens;

(b)	directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Parties;

(c)
directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Convertible Debentures and other permitted indebtedness (hereinafter the “Permitted Indebtedness”). Permitted Indebtedness means:

(i)	indebtedness evidenced by Convertible Debentures;

(ii)	indebtedness described on the Disclosure Schedule to the Securities Purchase Agreement;

(iii)	indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Debtor, including capital lease obligations with no recourse other than to such equipment;

(iv)	indebtedness

A.
the repayment of which has been subordinated to the payment of the Convertible Debentures on terms and conditions acceptable to the Secured Parties, including with regard to interest payments and repayment of principal,

B.	which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Convertible Debentures then outstanding; and

C.	which is not secured by any assets of the Debtor;

(v)
indebtedness solely between the Debtor and/or one of its domestic subsidiaries, on the one hand, and the Debtor and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of the Debtor, provided that

A.
in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by the Debtor, such domestic subsidiary is controlled by the Debtor and such domestic subsidiary has executed a security agreement in the form of this Agreement; and

B.	any such loan shall be evidenced by an inter-company note that is pledged by the Debtor or its subsidiary, as applicable, as collateral pursuant to this Agreement;

(vi)
reimbursement obligations in respect of letters of credit issued for the account of the Debtor or any of its subsidiaries for the purpose of securing performance obligations of the Debtor or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $500,000 at any one time; and

(vii)	renewals, extensions and refinancing of any indebtedness described in clauses (i) or (iii) of this subsection.

9.2	Places of Business.

Change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Parties, unless such change in location is to a location within the United States and the Debtor provides notice to the Secured Parties of new location within 10 days’ of such change in location.

ARTICLE 10

MISCELLANEOUS

10.1	Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Parties:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

Attention: Mark Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

Matthew Hoffman
623 Fifth Avenue, 32nd Floor
New York, NY 10022
Telephone: (212) 956-8051
Facsimile: (212) 956-1491

And if to the Debtor:	Smartire Systems Inc. Richmond Corporate Centre Suite 150-13151 Vanier Place Richmond, British Columbia, Canada V6V 2J1

Attention: Jeff Finkelstein Telephone: (604) 276-9884 Facsimile: (604) 276-2353

With a copy to:	Ethan Minsky Clark Wilson LLP 800 - 885 West Georgia Street, Vancouver, British Columbia V6C 3H1

Telephone: (604) 687-5700 Facsimile: (604) 687-6314

Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

10.2	Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

10.3	Expenses.

In the event of an Event of Default, the Debtor will pay to the Secured Parties the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Parties may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Parties hereunder or (iii) the failure by the Debtor to perform or observe any of the provisions hereof.

10.4	Waivers, Amendments, Etc.

The Secured Parties’ delay or failure at any time or times hereafter to require strict performance by Debtor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Parties under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Parties of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Debtor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Parties, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Parties in the case of any such waiver, and signed by the Secured Parties and the Debtor in the case of any such amendment, change or modification.

10.5	Continuing Security Interest; Partial Release.

(a)	This Agreement shall create a continuing security interest in the Pledged Property and shall:

(i)	remain in full force and effect until payment in full of the Obligations or the conversion of the entirety of the Convertible Debentures into Conversion Shares;

(ii)	be binding upon the Debtor and its successors and assigns; and

(iii)
inure to the benefit of the Secured Parties and their respective successors and assigns. Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, the Debtor shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with section 9.1 hereof or otherwise applied pursuant to the terms hereof and the Secured Parties shall deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

(b)
Effective upon the closing of a disposition of any Pledged Property, provided the Secured Parties consent in writing prior to such disposition or such disposition is made in the ordinary course of business, the security interest granted hereunder in the Pledged Property so disposed of shall terminate and the Secured Parties shall deliver such documents as the Debtor shall reasonably request to evidence such termination; provided, however, the security interest granted hereunder in all remaining Pledged Property shall remain in full force and effect.

10.6	Collateral Agent.

(a)
Each Secured Party hereby (a) appoints Cornell Capital Partners, LP, as the collateral agent hereunder (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Secured Party’s behalf in accordance with the terms hereof. The Collateral Agent shall not have, by reason hereof, a fiduciary relationship in respect of any Secured Parties. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Secured Parties for any action taken or omitted to be taken in connection hereof except to the extent caused by its own gross negligence or willful misconduct, and each of the Secured Parties agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto.

(b)
The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(c)
The Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least ten (10) days prior written notice to the Debtor and each holder of the Convertible Debentures. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the holders of a majority of the outstanding principal under the Convertible Debentures shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any Collateral Agent's resignation hereunder, the provisions of this section 10.6(c) shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal under the Convertible Debentures appoint a successor Collateral Agent as provided above.

10.7	Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

10.8	Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

10.9	Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

10.10	Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SMARTIRE SYSTEMS, INC.

By: /s/ Jeff Finkelstein
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Its: Portfolio Manager

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
XENTENIAL HOLDINGS LIMITED

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
STAROME INVESTMENTS LIMITED

By: /s/ Mathew Hoffman
Name: Mathew Hoffman
Title: General Counsel

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
STARAIM ENTERPRISES LIMITED

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

SCHEDULE I

NAME OF SECURED PARTIES AND

CONVERTIBLE DEBENTURES ISSUED TO EACH SECURED PARTY

SECURED PARTY	CONVERTIBLE DEBENTURE
Cornell Capital Partners, LP	5% convertible debenture issued on May 20, 2005 in the original principal amount of $1,500,000, as amended.

Starome Investments Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $20 Million.

Xentennial Holdings Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $8 Million.
10% convertible debenture issued on January 23, 2007 in the original principal amount of $684,000.

Staraim Enterprises Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $2.0 Million.

SCHEDULE II

DISCLOSURE SCHEDULE

Selective spray coater, Camalot 4398” under lease to Foreseeson Technology Inc. subject to a purchase option in the lease agreement that provides that Foreseeson, following the 12th month of the term (which is February 1, 2007), Foreseeson shall have the option to purchase the equipment at a price of $37,044.

BC OnLine: PPRS SEARCH RESULT 2007/01/22

Lterm: XPSP0050 For: PM53800 CLARK, WILSON LLP 11:29:05

Index: BUSINESS DEBTOR

Search Criteria: SMARTIRE SYSTEMS INC

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date: FEB 10, 1999
Reg. Time: 14:32:18
Base Reg. #: 8099618

Reg. Length: 5 YEARS
Expiry Date: FEB 10, 2009
Control #: B3055928

*** Expiry date includes subsequent registered renewal(s).

Block#

S0001 Secured Party: BANK OF MONTREAL

MAIN OFFICE 595 BURRARD STREET

VANCOUVER BC V7X 1L7

=D0001 Base Debtor: SMARTIRE SYSTEMS INC.

(Business) 150-13151 VANIER PLACE

RICHMOND BC V6V 2J1

General Collateral:

PLEDGE OF CASH COLLATERAL.

---S U B S T I T U T I O N O F C O L L A T E R A L / P R O C E E D S --

Reg. #: 9615556 Reg. Date: AUG 15, 2001
Reg. Time: 11:47:46
Control #: C2562154

Base Reg. Type: PPSA SECURITY AGREEMENT

Base Reg. #: 8099618 Base Reg. Date: FEB 10, 1999

General Collateral:

** DELETED **

PLEDGE OF CASH COLLATERAL.

*** ADDED ***

PLEDGE OF CASH COLLATERAL IN THE MAXIMUM AMOUNT OF $25,000.00 USD.

Registering

Party: CANADIAN SECURITIES REGISTRATION

SYSTEMS

180 13571 COMMERCE PARKWAY

RICHMOND BC V6V 2L1

*** Name/Address Changed on July 5, 2002 to:

Registering

Party: CANADIAN SECURITIES REGISTRATION
SYSTEMS
4126 NORLAND AVENUE
BURNABY BC V5G 3S8

Continued on Page 2

Search Criteria: SMARTIRE SYSTEMS INC Page: 2

--------------------------------R E N E W A L --------------------------------

Reg. #: 474844B Reg. Date: JAN 08, 2004

Reg. Life: 5 YEARS Reg. Time: 15:52:58

Control #: B5756036

Base Reg. Type: PPSA SECURITY AGREEMENT

Base Reg. #: 8099618 Base Reg. Date: FEB 10, 1999

Registering

Party: CANADIAN SECURITIES REGISTRATION

SYSTEMS

4126 NORLAND AVENUE

BURNABY BC V5G 3S8

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date: JUN 05, 2003
Reg. Time: 16:32:15
Base Reg. #: 088981B
Block#

Reg. Length: 5 YEARS

Expiry Date: JUN 05, 2008

Control #: B5357610

S0001 Secured Party: PELL BUSINESS LEASING LTD.

338 WEST 6TH. AVE.

VANCOUVER B. C V6V 2J1

=D0001 Base Debtor: SMARTIRE SYSTEMS INC.

(Business) #150 -13151 VANIER PLACE

RICHMOND B. C V6V 2J1

General Collateral:

NEOPOST MAILING MACHINE MOD. IJ45 #4DRP123

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date: AUG 08, 2003
Reg. Time: 09:24:43
Base Reg. #: 205239B
Block#

Reg. Length: 5 YEARS

Expiry Date: AUG 08, 2008

Control #: B5477517

S0001 Secured Party: BANK OF MONTREAL

MAIN OFFICE 595 BURRARD STREET

VANCOUVER BC V7X 1L7

=D0001 Base Debtor: SMARTIRE SYSTEMS INC.

(Business) 150 -13151 VANIER PLACE

VANCOUVER BC V6V 2J1

General Collateral:
LF269-INSTRUMENT DESCRIBED AS
TERM DEPOSIT RECEIPT NO.0004-9677207 IN THE AMOUNT OF $15,000.
INCLUDING ALL RENEWALS AND REPLACEMENTS THEREOF, SUBSTITUTIONS
THEREFOR ACCRETIONS THERETO AND INTEREST, INCOME AND MONEY THEREFROM
AND ALL PROCEEDS THEREOF AND THEREFROM INCLUDING ACCOUNTS.

Continued on Page 3

Search Criteria: SMARTIRE SYSTEMS INC Page: 3

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date: DEC 23, 2003
Reg. Time: 12:54:50
Base Reg. #: 454644B

Reg. Length: 3 YEARS
Expiry Date: DEC 23, 2006
Control #: B5735303

*** This registration has expired.

Block#

S0001 Secured Party: CITICORP VENDOR FINANCE, LTD.

123 FRONT STREET W 16TH FLOOR

TORONTO ON M5J 2M3

=D0001 Base Debtor: SMARTIRE SYSTEMS INC.

(Business) 13151 VANIER PLACE

RICHMOND BC V6V 2J1

General Collateral:

1 RICOH AFICIO MODEL 450E DIGITAL COPIER WITH PRINTER/SCANNER

AND ACCESSORIES, WITH ALL ATTACHMENTS, ACCESSORIES AND

PROCEEDS THEREOF

Registering

Party: DISTINCT CREDIT SERVICES LTD.

SUITE 433 429 DANFORTH AVENUE

TORONTO ON M4K 1P1

*********************** MISCELLANEOUS REGISTRATIONS ACT ***********************

Crown Charge Filed Pursuant to: SOCIAL SERVICE TAX ACT

Reg. Date: JUL 15, 2004	Reg. Length: INFINITY
Reg. Time: 09:49:06	Expiry Date: N/A
Base Reg. #: 824384B	Control #: B6117042
Block#
S0001	Secured Party: HER MAJESTY THE QUEEN IN THE RIGHT
OF THE PROVINCE OF BRITISH COLUMBIA
1802 DOUGLAS STREET
VICTORIA BC	V8T 4K6
=D0001	Base Debtor: SMARTIRE SYSTEMS INC.
(Business) #150-13151 VANIER PL
RICHMOND BC	V6V 2J1
General Collateral:
ALL THE DEBTOR'S PRESENT AND AFTER ACQUIRED PERSONAL PROPERTY,
INCLUDING BUT NOT RESTRICTED TO MACHINERY, EQUIPMENT, FURNITURE,
FIXTURES, INVENTORY AND RECEIVABLES.
Registering
Party: TAXATION REVENUE COLLECTIONS BRANCH
ATT PATRICK MCCLARTY (604)660-1830
500-605 ROBSON STREET
VANCOUVER BC	V6B 5J3

Continued on Page 4

Search Criteria: SMARTIRE SYSTEMS INC Page: 4

**************** P P S A	S E C U R I T Y	A G R E E M E N T ****************
	Reg. Date: AUG 26, 2004	Reg. Length: 3 YEARS
	Reg. Time: 12:46:25	Expiry Date: AUG 26, 2007
	Base Reg. #: 900087B	Control #: B6195204
Block#
S0001	Secured Party: INDCOM LEASING INC.

1350 PROVINCIAL ROAD, UNIT 400

WINDSOR ON N8W 5W1

=D0001 Base Debtor: SMARTIRE SYSTEMS INC.

(Business) 150-13151 VANIER PLACE

RICHMOND BC V6V 2J1

General Collateral:

COLLATERAL CLASSIFICATION INCLUDES: EQUIPMENT, PARADIGM SOFTWARE

Registering

Party: DYE & DURHAM CO. INC.

439 UNIVERSITY AVE. SUITE 1600

TORONTO ON M5G 1Y8

*** Name/Address Changed on January 19, 2006 to:

Registering

Party: DYE & DURHAM A DIVISION OF THE

CARTWRIGHT GROUP LTD.

439 UNIVERSITY AVE. SUITE 1600

TORONTO ON M5G 1Y8

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date: AUG 27, 2004
Reg. Time: 12:18:10
Base Reg. #: 902638B
Block#

Reg. Length: 3 YEARS

Expiry Date: AUG 27, 2007

Control #: B6197843

S0001 Secured Party: CITICORP VENDOR FINANCE, LTD.

123 FRONT ST W 16TH FLOOR

TORONTO ON M5J 2M3

=D0001 Base Debtor: SMARTIRE SYSTEMS INC.

(Business) SUITE 150-13151 VANIER PLACE

RICHMOND BC V6V 2J1

General Collateral:

45-T208 TELEPHONE SET

4-WELTECH IP PHONES AND ACCESSORIES

WITH ALL ATTACHMENTS, ACCESSORIES AND PROCEEDS THEREOF

Registering

Party: DISTINCT CREDIT SERVICES LTD.
SUITE 433 429 DANFORTH AVENUE
TORONTO ON M4K 1P1

Continued on Page 5

Search Criteria: SMARTIRE SYSTEMS INC Page: 5

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date: AUG 30, 2004
Reg. Time: 14:22:11
Base Reg. #: 905644B
Block#

Reg. Length: 4 YEARS

Expiry Date: AUG 30, 2008

Control #: B6200951

S0001 Secured Party: HEWLETT-PACKARD FINANCIAL SERVICES

CANADA COMPANY

5150 SPECTRUM WAY

MISSISSAUGA ON L4W 5G1

=D0001 Base Debtor: SMARTIRE SYSTEMS INC

(Business) 150-1315 VANIER PLACE

RICHMOND BC V6V 2J1

General Collateral:

LEASE AGREEMENT. ANY AND ALL EQUIPMENT, TANGIBLE AND INTANGIBLE,

PURSUANT TO LEASE NO 75174. DATED AUGUST 24, 2004 , AND ALL AMOUNTS

OWING THEREUNDER.

Registering

Party: (REGISTRY=RECOVERY) TM INC.

1551 THE QUEENSWAY

TORONTO ON M8Z 1T8

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date: SEP 07, 2004
Reg. Time: 15:17:33
Base Reg. #: 919056B
Block#

Reg. Length: 4 YEARS

Expiry Date: SEP 07, 2008

Control #: B6214614

S0001 Secured Party: CO-OPERATIVE TRUST COMPANY OF CANADA

C/O CULEASE FINANCIAL SERVICES

BOX 3030, 2055 ALBERT STREET

REGINA SK S4P 3G8

S0002 Secured Party: CREDIT UNION CENTRAL OF SASKATCHEWAN

C/O CULEASE FINANCIAL SERVICES

BOX 3030 2055 ALBERT STREET

REGINA SK S4P 3G8

=D0001 Base Debtor: SMARTIRE SYSTEMS INC.

(Business) 150 -13151 VANIER PLACE

RICHMOND BC V6V 2J1

General Collateral:
1-NA BCM 3.5 BCM400 BASE SYSTEM 2 LAN STANDARD SN:NNTMRAA60441
2-BCM-DSM32+-32STN DIGITAL STATION MEDIA BAY MODULE 64 STATIONS
SN:NNTM84ZXP15JV SN:NNNTM84XPOLXG
CTM 8 PORT ANALOG TRUNK MODULE SN: NNTTM84XP254L 1-BCM-TDM PRI MODULE
2-T7316E TELEPHONE SN:NNTM10K1896A SN:NNTM10K1877A

2-T24 KIM KEY INDICATOR MODULE -CHARCOAL SN: NNTN74XTDW13

SN: NNTN74XT15H2

1-BCM VOICE MESSAGING 64-SEAT SOFTWARE AUTHORIAZTION CODE

1-BCM FAX SUITE (INCLUDES FAX MESSAGING, FAX ATTENDANT AND FAX ON DEMA

ND)

Continued on Page 6

Search Criteria: SMARTIRE SYSTEMS INC Page: 6

PROCEEDS INCLUDING BUT NOT LIMITED TO: GOODS, CHATTEL PAPER,

SECURITIES, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES,

INSURANCE AND ALL OTHER PROCEEDS ARISING DIRECTLY OR INDIRECTLY

FROM THE DISPOSITION, EXCHANGE, LOSS, REPLACEMENTS, RENEWAL,

DESTRUCTION OF OR DEALING WITH THE COLLATERAL.

-

-

-

-

-

-

-

-

-

-

Registering

Party: CULEASE FINANCIAL SERVICES

BOX 3030, 2055 ALBERT STREET

REGINA SK S4P 3G8

----------------A M E N D M E N T / O T H E R C H A N G E ----------------

Reg. #: 928575B Reg. Date: SEP 13, 2004
Reg. Time: 12:52:52
Control #: B6224512

Base Reg. Type: PPSA SECURITY AGREEMENT

Base Reg. #: 919056B Base Reg. Date: SEP 07, 2004

Details Description:

CORRECTING SERIAL NUMBERS

General Collateral:

** DELETED **
2-BCM-DSM32+-32STN DIGITAL STATION MEDIA BAY MODULE 64 STATIONS
SN:NNTM84ZXP15JV SN:NNNTM84XPOLXG
CTM 8 PORT ANALOG TRUNK MODULE SN: NNTTM84XP254L

*** ADDED ***

2-BCM-DSM32=-32-STN DIGITAL STATION MEDIA BAY MODULE = 64 STATIONS

SN: NNTM84XP15JV SN: NNTM84XPOLXG

1-CTM 8 PORT ANALOG TRUNK MODULE SN: NNTM84XP254L

Registering

Party: CULEASE FINANCIAL SERVICES

BOX 3030, 2055 ALBERT STREET

REGINA SK S4P 3G8

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date: SEP 01, 2006
Reg. Time: 10:20:15
Base Reg. #: 215534D

Reg. Length: 7 YEARS
Expiry Date: SEP 01, 2013
Control #: B7551090

Block#
S0001	Secured Party: CIT FINANCIAL LTD.
5035 SOUTH SERVICE ROAD
	BURLINGTON ON	L7R 4C8

Continued on Page 7

Search Criteria: SMARTIRE SYSTEMS INC Page: 7

=D0001 Base Debtor: SMARTIRE SYSTEMS INC

(Business) 150-13151 VANIER PL

RICHMOND BC V6V 2J1

General Collateral:

RICOH COPYING EQUIPMENT. TOGETHER WITH ALL ATTACHMENTS,

ACCESSORIES. ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND

IMPROVEMENTS THERETO AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY

OR INDIRECTLY FROM ANY DEALING WITH THE COLLATERAL.

Registering

Party: JCLD ONLINE TECHNOLOGIES

16-1375 SOUTHDOWN ROAD STE 322

MISSISSAUGA ON L5J 2Z1

*******************************************************************************

Some, but not all, tax liens and other Crown claims are registered at the

Personal Property Registry (PPR) and if registered, will be displayed on this search result. HOWEVER, it is possible that a particular chattel is subject to a Crown claim that is not registered at the PPR. Please consult the Miscellaneous Registrations Act, 1992 for more details. If you are concerned that a particular chattel may be subject to a Crown claim not registered at the PPR, please consult the agency administering the type of Crown claim.

>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>> END OF SEARCH <<<<<<<<<<<<<<<<<<<<<<<<<<<<<<<<

EXHIBIT A

DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Debtor of all of the Obligations, subject to section 2 below, the Debtor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Debtor:

1.

(a)
all goods of the Debtor, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Debtor or in which the Debtor may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(b)
subject to section 2 below, all inventory of the Debtor, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Debtor’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c)
all contract rights and general intangibles of the Debtor, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

(d)	all documents, warehouse receipts, instruments and chattel paper of the Debtor whether now owned or hereafter created;

(e)
to the extent assignable, all of the Debtor’s rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

(f)
to the extent assignable, all of the proceeds arising from the Debtor’s sale of any of its accounts receivable under all present and future factoring agreements entered into by the Debtor pursuant to section 5(q) of the Securities Purchase Agreement;

(g)	all equity interests, securities or other instruments in other companies, including, without limitation, any subsidiaries, investments or other entities (whether or not controlled); and

(h)	all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

2.	Notwithstanding the foregoing, for greater certainty, Pledged Property does not include any of the following:

(a)
any of the Debtor’s accounts receivable, whether existing now or coming into existence during the currency of this Agreement, but not including the proceeds realized from the sale of the accounts receivable;

(b)	any and all equipment, and any and all proceeds arising from the disposition thereof, identified as:

(i)
Selective spray coater, Camalot 4398” under lease to Foreseeson Technology Inc. subject to a purchase option in the lease agreement that provides that Foreseeson, following the 12th month of the term (which is February 1, 2007), Foreseeson shall have the option to purchase the equipment at a price of $37,044.

(ii)	M4L Plasma Etching Machine held at Vansco Electronics (Morton) located at 1651 North Main Street, Morton, IL 61550.

(iii)	Novolas Laser Welding Machine held at Vansco Electronics (Morton) located at 1651 North Main Street, Morton, IL 61550.